Exhibit 99.1
FOR IMMEDIATE RELEASE

Appleton announces lender approval of amendment to credit agreement

(Appleton, Wis., September 25, 2009) Appleton Papers Inc. announced today that, as of 5:00 p.m., New York City time, on September 24, 2009, it had received approvals from a sufficient number of its bank lenders to effect an amendment to its credit agreement.

The amendment was required in order to permit Appleton to issue new 11.25% Second Lien Notes due 2015 in exchange for its outstanding 8.125% Senior Notes due 2011 and 9.75% Senior Subordinated Notes due 2014.  The private exchange offers are scheduled to expire at 12:00 midnight today, September 25, 2009.

The exchange offers are being made only to qualified institutional buyers, accredited investors and certain investors located outside the United States. The new notes have not been and will not be registered under the Securities Act or any state securities law, may not be offered or sold in the United States absent registration or an exemption from registration requirements and will be subject to substantial restrictions on transfer. This press release is neither an offer to sell nor the solicitation of an offer to buy any security.  No recommendation is made as to whether holders should tender notes for exchange in the exchange offers.

Media Contact:         Bill Van Den Brandt
Manager, Corporate Communications
920-991-8613
bvandenbrandt@appletonideas.com

Notice regarding forward-looking statements
This news release contains forward-looking statements. The words “will,” “may,” “should,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” “seek” or similar expressions are intended to identify forward-looking statements. All statements in this news release, other than statements of historical fact, including statements regarding the potential terms of the exchange offers and new notes described, are forward-looking statements. The potential transactions described in this press release may not occur on the terms described, or at all. All forward-looking statements speak only as of the date on which they are made. They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside Appleton’s control that could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the factors listed under “Item 1A - Risk Factors” in the Annual Report on Form 10-K for the year ended January 3, 2009, as well as in the Quarterly Report on Form 10-Q for the quarter ended July 5, 2009. Many of these factors are beyond Appleton’s ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Appleton disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.